Exhibit 99.(a)(31)

Market Presentation 31 January 2004 The complete gold company

Forward Looking Statements Disclaimer In the United States, Gold Fields Limited ("Gold Fields") has filed a Solicitation/Recommendation Statement with the Securities and Exchange Commission (the "SEC") on Schedule 14D-9 and holders of the Gold Fields Ordinary Shares and American Depositary Shares are advised to read it as it contains important information. Copies of the Schedule 14D-9 and other related documents filed by Gold Fields are available free of charge on the SEC's website at http://www.sec.gov. Any documents filed by Harmony Gold Mining Company Limited, including any registration statement on Form F-4 (including any prospectus contained therein) and related exchange offer materials as well as its Tender Offer Statement on Schedule TO, will also be available free of charge on the SEC's website. Forward Looking Statements Certain statements in this presentation constitute "forward looking statements" within the meaning of Section 27A of the US Securities Act of 1933 and Section 21E of the US Securities Exchange Act of 1934. Such forward looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the company to be materially different from the future results, performance or achievements expressed or implied by such forward looking statements. Such risks, uncertainties and other important factors include among others: economic, business and political conditions in South Africa; decreases in the market price of gold; hazards associated with underground and surface gold mining; labour disruptions; changes in laws and government regulations, particularly environmental regulations and mineral rights legislation; changes in exchange rates; currency devaluations; inflation and other macro-economic factors; and the impact of the AIDS crisis in South Africa. These forward looking statements speak only as of the date of this document. Gold Fields undertakes no obligation to update publicly or release any revisions to these forward looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

Ian Cockerill Chief Executive Officer Introduction

Gold Fields The Complete Gold Company Operations performing well Successful cost management Profitable despite tough market conditions Successful strategy of international diversification and growth Highly prospective and cost effective exploration programme

A Strong Performance Q2 F2005 Highlights Operating profit up 40% to R637 million Attributable production up 4% to 32.5 tons Total cash costs down over 2% to R64,921/kg Revenue maximisation and cost reduction initiatives delivering results Growth projects successfully completed Dividend of 30(SA)cps

Nick Holland Chief Financial Officer Financial Highlights Q2 F2005

Financial Highlights Robust Position Strong balance sheet Cash and near cash of R4.2bn Significant debt capacity Solvent both locally and offshore Aggressive cost management Cost initiatives delivering results Group cash costs below R65,000/kg Margins improved

Financial Highlights Q2 F2005 Q1 F2005 Gold produced* 000oz 1,048 1,007 Exchange rate ZAR/US$ 6.12 6.36 Revenue US$/oz 431 400 R/kg 84,872 81,815 Rm 2,946 2,705 Operating costs Rm 2,341 2,336 R/ton 198 212 SA u/g R/ton 557 557 Operating profit Rm 637 456 Operating margin % 22 17 Total cash costs R/kg 64,921 66,516 US$/oz 330 325 * Attributable Salient Features

Q2 F2005 Q1 F2005 Operating profit Rm 637 456 Amortisation & depreciation Rm 379 371 Net operating profit Rm 258 85 Finance income Rm 20 32 Gain/(loss) on financial instruments Rm 147 152 Exploration Rm (39) (55) Other income Rm (24) (4) Profit before tax & exceptional items Rm 362 210 Exceptional items Rm (109) - Mining & income tax Rm 135 86 Net earnings Rm 80 102 Income Statement Financial Highlights

Q2 F2005 Q1 F2005 Net earnings Rm 80 102 Net earnings SA cps 16 21 Net earnings excluding gains and losses on financial instruments and foreign debt net of cash and exceptional items Rm 101 (6) Net earnings excluding gains and losses on financial instruments and foreign debt net of cash and exceptional items SA Cps 20 (1) Earnings Financial Highlights Earnings excluding corporate activity and defence costs Rm 228 102 Earnings excluding corporate activity and defence costs SA cps 46 21

Q2 F2005 Q1 F2005 Cash flow from operations Rm 233 198 Dividends Rm - (261) Capital expenditure Additions Rm (528) (755) Disposals Rm 37 3 Other investing activities Rm 65 (24) Loans received/(repaid) Rm 17 (74) Other financing activities Rm 9 118 Net cash inflow/(outflow) Rm (167) (795) Currency translation adjustment Rm (264) 69 Cash at beginning of period Rm 3,409 4,135 Cash at end of period Rm 2,978 3,409 Cash Flow Statement Financial Highlights

Q2 F2005 Q1 F2005 Cash Rm 2,978 3,409 Investments Rm 773 764 Australian hedge - fixed future cash flows Rm 469 633 Cash and near cash Rm 4,220 4,806 Debt - Long term - Short term Rm Rm 1,394 273 1,342 273 Net cash and near cash Rm 2,553 3,191 Balance Sheet - Cash Position Financial Highlights

Cost Control

Philosophy + Revenue Cost Improved profits Cost Control and Revenue Maximisation Project 400 Additional R400m Project 100 Savings R100m Other Initiatives Savings R200m Project 500 Project Beyond Roll out to international operations underway Savings R200m-R300m

Cost Control Project 100 Update Savings achieved through the implementation of: Improved standards and norms Improved logistics Enhanced production planning Annualised savings target: R100m Actual saving to date R100m Based on the last 6 months average projected annualised savings will = R140m Projected Savings For The Year R140m - 40% Above Budget Cumulative Actual Benefits Sustainable going forward 0 20 40 60 80 100 120 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec FY2004 FY2005 Jan Feb Mar Apr May Jun 140 Rm Forecast Benefits

Project Beyond - Critical Success Factors Detailed commodity analysis Extensive research into supplier markets Commodity standardisation eAuctions Larger number of suppliers included in bid process Risk reward relationships Cost Control Target R200m - R300m p.a. In Savings Over 12 - 24 Months

GOLD FIELDS

Cost Control

Project Beyond Value Delivery (Year 1)

	Block 1	Block 2	Block 3
Baseline spend:	R345m	R438m	+-R450m
Estimated Contract Savings:	R41m	R43m	R45m

Block 1 (May 04)
- Conveyor Belts
- Cyanide
- Grinding Media
- Roof Support
- Winches and Spares
- Liners
- Lubricants
- Foodstuffs
- SW&S Analysis & Negotiations

Block 2 (Jan 05)
- Explosives & Access.
- Hoses and Fittings
- Tools General
- Bearings
- Electric Cables
- Engineering Repairs
- Underground Services
- Ore & Waste Transport
- Stationery

Block 3 (May 05)
- Support
- Drill Steel
- Scraper & Wire Ropes
- Pipes & Tubing
- Electric Motors
- Paints
- Chemicals General
- Carbon
- Computer Equipment
- People Transport
- Drilling
- Repairs

May 04 Jan 05 May 05

Block 1 Block 2 Block 3

- Block 1 has delivered contract savings of R41m against *historic* baseline to date

Target R200m - R300m p.a. In Savings Over 12 - 24 Months

Cash flow benefits start to accumulate on a monthly basis as soon as the contract is being used - Cost Control Project Beyond Value Delivery (Time Scale) Target R200m - R300m p.a. In Savings Over 12-24 Months Jan Feb Mar Apr May Jun Jul Aug Sept start Kick off Strategic Sourcing Process + 3-4mths end Contract (Annualised) Benefit saving Contract in use Contract Implementation Lag .... Monthly cash flow benefit 1/12 of = saving Monthly benefit Monthly benefit

South African Costs Beating Inflation Cost Control Target Below R70,000/kg In March Wal-Mart Saks Fifth Avenue

The Way Forward Continue to ratchet up Project 500 through productivity and cost initiatives Strong delivery underway - evidenced by the numbers Target: cost reduction in SA to below R70,000/kg by March Cost Control

Mike Prinsloo Head: South African Operations South African Operations

Q2 F2005 Q1 F2005 Gold production kg 22,577 21,779 koz 725.9 700.2 Total cash costs R/kg 71,949 73,263 Operating profit Rm 224 120 Operating margin % 12 7 Capex Rm 163 148 OUTLOOK OUTLOOK OUTLOOK OUTLOOK Similar production expected at Driefontein and Kloof with cash costs reducing further At Beatrix gold production will decrease due to stoppage of marginal areas and surface rock treatment Similar production expected at Driefontein and Kloof with cash costs reducing further At Beatrix gold production will decrease due to stoppage of marginal areas and surface rock treatment Similar production expected at Driefontein and Kloof with cash costs reducing further At Beatrix gold production will decrease due to stoppage of marginal areas and surface rock treatment Similar production expected at Driefontein and Kloof with cash costs reducing further At Beatrix gold production will decrease due to stoppage of marginal areas and surface rock treatment South African Operations Summary Gold Up 3% And Costs Down 2%

South African Operations Yields stable, volumes improving Theory of constraints working Project 500 delivering results Productivity (m2/TEC) up 3% Operating profit up 87% Margins improved from 7% to 12% Long life shaft projects progressing well Successful Christmas break Summary Operations Deliver Strong Quarter

South African Operations

Beatrix Gold Mine

			Q2 F2005	Q1 F2005	KEY FEATURES
Gold production	↑	kg	4,901	4,668	
		koz	157.6	150.1	▪ Gold up 5%
Total cash costs	↓	R/kg	81,351	83,912	▪ Yield up 13%
Operating profit	↑	Rm	1	(20)	▪ Costs down 3%
Capex		Rm	58	59	

OUTLOOK

- Gold production down slightly
- Costs flat
- Closure of two shaft marginal areas
- Stoppage of surface rock dump treatment

Improved Performance

South African Operations Underground Yield Beatrix Gold Mine Not High Grading! Dec '04 Quarterly Yield

Beatrix Gold Mine 4 Shaft Logistics Project Update Progress Ahead Of Plan 20 Level 21 Level 22 Level 0% 70%=> 80% 50%=>60% New Construction 100% Mud cleanup 10%=> 50% 35%=> 40% 60% 15% 100% 35% 35%=> 40% 65%=> 68% Single track system Twin track system Twin track system Old Mine Area 50%=>80% Zone 5 New Mine 35% 60% 0% New Construction 100% Mud cleanup 20% Rail upgrade 100% Mud cleanup C Drive Tramming loop Box Front Intelevel

Driefontein Gold Mine Q2 F2005 Q1 F2005 KEY FEATURES Gold production kg 8,949 8,818 Gold up 2% Met plant modifications completed Seismic activity at 5 Shaft remains a concern koz 287.7 283.5 Gold up 2% Met plant modifications completed Seismic activity at 5 Shaft remains a concern Total cash costs R/kg 67,114 67,419 Gold up 2% Met plant modifications completed Seismic activity at 5 Shaft remains a concern Operating profit Rm 135 99 Gold up 2% Met plant modifications completed Seismic activity at 5 Shaft remains a concern Capex Rm 42 31 Gold up 2% Met plant modifications completed Seismic activity at 5 Shaft remains a concern OUTLOOK OUTLOOK OUTLOOK OUTLOOK OUTLOOK Gold production and costs to remain similar for March quarter Gold production and costs to remain similar for March quarter Gold production and costs to remain similar for March quarter Gold production and costs to remain similar for March quarter Gold production and costs to remain similar for March quarter South African Operations Consistent Delivery

South African Operations Underground Yield Driefontein Gold Mine Dec '04 Not High Grading!

Kloof Gold Mine Q2 F2005 Q1 F2005 KEY FEATURES Gold production kg 8,727 8,293 Gold up 5% Costs down 3% koz 280.6 266.6 Gold up 5% Costs down 3% Total cash costs R/kg 71,628 73,484 Gold up 5% Costs down 3% Operating profit Rm 88 42 Gold up 5% Costs down 3% Capex Rm 63 59 Gold up 5% Costs down 3% OUTLOOK OUTLOOK OUTLOOK OUTLOOK OUTLOOK Gold production and costs similar in the March quarter Three plant closure and stoppage of surface rock dump treatment Gold production and costs similar in the March quarter Three plant closure and stoppage of surface rock dump treatment Gold production and costs similar in the March quarter Three plant closure and stoppage of surface rock dump treatment Gold production and costs similar in the March quarter Three plant closure and stoppage of surface rock dump treatment Gold production and costs similar in the March quarter Three plant closure and stoppage of surface rock dump treatment South African Operations Excellent Quarter

South African Operations Underground Yield Kloof Gold Mine Dec '04 Not High Grading!

Bottom Line Focus! South African Operations Our response remains: Increased quality volumes Further productivity improvements Continued aggressive cost management Reinforcing Project 500 principles Conclusion The challenge: Growing margins at current prices

John Munro Head: International Operations International Operations

Summary Q2 F2005 Q1 F2005 Gold production* 000 oz 322 307 Total cash costs US$/oz 263 262 Operating profit US$m 67 53 Operating margin % 40 37 Capex US$m 56 90 OUTLOOK OUTLOOK OUTLOOK OUTLOOK OUTLOOK Gold production up due to St Ives and Tarkwa expansion. Total cash costs down. Gold production up due to St Ives and Tarkwa expansion. Total cash costs down. Gold production up due to St Ives and Tarkwa expansion. Total cash costs down. Gold production up due to St Ives and Tarkwa expansion. Total cash costs down. Gold production up due to St Ives and Tarkwa expansion. Total cash costs down. International Operations * Attributable In Excellent Condition

Tarkwa Gold Mine Q2 F2005 Q1 F2005 KEY FEATURES Gold production 000 oz 168 125 Expansion an exceptional financial and technical success Total cash costs US$/oz 224 248 Expansion an exceptional financial and technical success Operating profit US$m 35 19 Expansion an exceptional financial and technical success Capex US$m 20 30 Expansion an exceptional financial and technical success OUTLOOK OUTLOOK OUTLOOK OUTLOOK OUTLOOK OUTLOOK Gold production up by at least 10% Total cash costs to approach US$200/oz in Q3 F2005 Gold production up by at least 10% Total cash costs to approach US$200/oz in Q3 F2005 Gold production up by at least 10% Total cash costs to approach US$200/oz in Q3 F2005 Gold production up by at least 10% Total cash costs to approach US$200/oz in Q3 F2005 Gold production up by at least 10% Total cash costs to approach US$200/oz in Q3 F2005 Gold production up by at least 10% Total cash costs to approach US$200/oz in Q3 F2005 International Operations The Prize Emerges

Damang Gold Mine Q2 F2005 Q1 F2005 KEY FEATURES Gold production 000 oz 67 69 Reliant on stockpiles for transition Total cash costs US$/oz 226 238 Reliant on stockpiles for transition Operating profit US$m 14 11 Reliant on stockpiles for transition Capex US$m 3 2 Reliant on stockpiles for transition OUTLOOK OUTLOOK OUTLOOK OUTLOOK OUTLOOK Gold production will decline with transition to new open pits Increase in total cash costs with increase in mining volumes Gold production will decline with transition to new open pits Increase in total cash costs with increase in mining volumes Gold production will decline with transition to new open pits Increase in total cash costs with increase in mining volumes Gold production will decline with transition to new open pits Increase in total cash costs with increase in mining volumes Gold production will decline with transition to new open pits Increase in total cash costs with increase in mining volumes International Operations Spinning Cash

International Operations

St Ives Gold Mine

			Q2 F2005	Q1 F2005	KEY FEATURES
Gold production	↓	000 oz	107	123	▪ Mining operations on plan ▪ Poor performance of Old mill ▪ Availability ▪ Shutdown ▪ Unit costs ▪ Volumes ▪ Shutdown
Total cash costs	↑	A$/oz	463	420	
Operating profit	↓	A$m	13	22	
Capex		A$m	32	73	

OUTLOOK

- Gold production to increase significantly – parallel operation of mills
- Unit costs reflect old mill and non cash GIP charges

Mill Expansion On Target

Agnew Gold Mine Q2 F2005 Q1 F2005 KEY FEATURES Gold production 000 oz 49 46 Crusader Deliverer completed Songvang open pit in build-up phase Main zone development plan Total cash costs A$/oz 351 338 Crusader Deliverer completed Songvang open pit in build-up phase Main zone development plan Operating profit A$m 11 10 Crusader Deliverer completed Songvang open pit in build-up phase Main zone development plan Capex A$m 11 9 Crusader Deliverer completed Songvang open pit in build-up phase Main zone development plan OUTLOOK OUTLOOK OUTLOOK OUTLOOK OUTLOOK Maintain strong production and margin performance Maintain strong production and margin performance Maintain strong production and margin performance Maintain strong production and margin performance Maintain strong production and margin performance International Operations Strong Financial Performance

International Operations South Africa International East 98.6 1.4 Growth Strategy Target: Additional 1.5moz In 5 Years South Africa International East 67 33 South Africa International East 50 50 Production Ounces(%) 1998 2004 Target: 5 years Criteria Value Balance portfolio New opportunities Acquisitions Exploration Optimise mine site value "More from the same" Organic growth

International Operations DAMANG Amoanda mining commenced January 2005 Tomento permitting underway Rex permitting underway Damang cut back drilling completed and feasibility underway Abosso underground resource evaluation Project Pipeline Maintaining Success AGNEW Songvang mining commenced Main lode development underway Kim South reserve drilling Pre-feasibility studies Redeemer/Zone2 cutback 450Sth/Waroonga Footwall Resource development drilling Claudius UG Waroonga UG extensions

International Operations St Ives Optimisation On time on plan First bullion Dec 2004 On A$125 million budget Exceptionally fast ramp up Technology successful Operational reconfiguration largely complete New process plant New UG mines Margin = Productivity and costs Mining contract restructure Manpower and services rationalisation Global and local Procurement Project More from the same Positioned To Deliver

Inward Investment for Growth Tarkwa Optimisation On time Owner mining on time CIL plant 2 months early 1 month ramp up Above expectations Excellent fleet productivity Mill throughput > 4.2mtpa Process specs on target Creating A World Class Asset

Inward Investment for Growth Production growth of 90% since 1998 Reserves growth of 83% since 1998 US$350/oz = 14.6moz US$450/oz = 20moz Potential to generate US$120m of free cash flow per year That's not all ! Mill expansion Shallow underground Heap leach optimisation Target: 1 Moz Per Annum Tarkwa Optimisation

Project Pipeline ARCTIC PLATINUM Focus on Suhanko open pit project On site concentrate production with toll treatment Permitting continues - Land acquisition underway Mid feasibility review due February - Decision due Q3 F2005 Development Projects CERRO CORONA Access and title now resolved - site activities underway Environmental permit application To be submitted in Q3 F2005 - due Q1/Q2 F2006 Feasibility committed 6.2mtpa base case Engineering Contractor selected - due end Q4 F2005

International Operations Conclusion Capitalised For Growth Operations in excellent condition Expansion projects great success Operational optimisation continues Further opportunities exist St Ives optimisation Tarkwa optimsiation Progress on growth projects continues

Exploration programme

C-38 Bibiani Exploration Kisenge NSW Gen Committee Bay Arctic Platinum Mansounia Tembo El Callao Shangdong Puquio Garrafao Monte Ollasteddu Altiplano GFI Operated Joint Ventures Equity JV's Victoria Nabire Bakte BHPB JV Tapajos Cerro Corona Fujian JV Chucapaca Essakan CMQ Projects and Joint Ventures

Essakan JV, Burkina Faso: Location and Permits Exploration

Exploration Essakan JV, Burkina Faso: Location and Permits

Indicated Resources Indicated Resources Indicated Resources Inferred Resources Inferred Resources Inferred Resources TOTAL TOTAL TOTAL Cutoff (g/t) Mt g/t Moz Mt g/t Moz Mt g/t Moz 0.50 48.97 1.49 2.35 5.66 1.74 0.32 54.63 1.52 2.67 1.00 30.53 1.95 1.91 4.37 2.02 0.28 34.90 1.95 2.19 1.50 18.14 2.43 1.42 2.72 2.48 0.22 20.86 2.45 1.64 2.00 9.89 3.01 0.96 2.02 2.74 0.18 11.91 2.98 1.14 SRK (Cardiff) produced NI43-101 compliant resource Based on drilling to April 2004 Essakan JV, Burkina Faso: Resource Modelling Exploration

Ian Cockerill Chief Executive Officer Conclusion

Gold Fields Sound operational performance Cost control and revenue maximisation initiatives delivering results Strong financial position Well positioned to cope with a stronger currency Growth projects delivered The Complete Gold Company

Q3 F2005 Outlook Gold production up ~4% to ~1,090 ounces Group cash costs to below R65,000/kg* *Assuming a constant exchange rate Consistently Delivering Value

Harmony Hostile Bid Gold Fields Will Control The Outcome Protect Value, Reject Harmony Offer undervalues GFI, no control premium, no cash Value gap widening Offer rejected - only 11.5% tendered Gold Fields requirements: Independently audited reserve statement Due diligence Deal with HAR loss-making shafts No information. No negotiations. No deal